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                                                                   EXHIBIT 3.114

                                                                         [STAMP]

                           ARTICLES OF INCORPORATION

                                       OF

                           UNIVERSAL MATERIALS, INC.

         The undersigned, being citizens of the United States, desiring to form a corporation for profit, under the General Corporation Act of Ohio do hereby certify:

         FIRST. The name of said corporation shall be Universal Materials, Inc.

         SECOND. The place in Ohio where its principal office is to be located is Canton, Stark County, Ohio.

         THIRD. The purpose or purposes for which said corporation is formed are as follows:

         (a). To carry on the business of leasing, buying, owning, holding and operating clay, brick, shale and mineral properties; to buy, sell, manufacture, produce and otherwise deal in the products thereof.

         (b). To purchase, receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise, use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, guaranty, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge,

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hypothecate, encumber, transfer, assign and in all other ways dispose of, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market and in all other ways (whether like or unlike any of the foregoing) deal in, and with property of every kind and character, real, personal, or mixed, tangible, or intangible, wherever situated and however held, including, but not limited to, money, credits, choses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commission payable, and other obligations and evidences of interest in or indebtedness of any person, firm, or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and as to the kind and character of personal property, real property (improved or unimproved) and the products and avails thereof, and as character of interest therein and appurtenance thereof, including, but not limited to, mineral, oil, gas, and water rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers, or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

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         (c). To acquire by purchase, subscription, underwriting, participation in syndicates, or otherwise, and to hold, own, sell, exchange, pledge, hypothecate or otherwise dispose of, shares of stock, bonds, mortgages, debentures, trusts receipts, participation certificates, certificates of beneficial interests, notes and other securities, obligations, contracts, choses in action and evidence of indebtedness generally, or interest therein, of persons, corporations, associations, firms, trusts, governments, states, colonies, municipalities, and other organizations; to receive, collect and dispose of interest, dividends and income upon, of or from, and to exercise any and all rights and privileges of individual ownership or interest in, any of the foregoing, including the right to vote thereon for any and all purposes, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof and to endorse or guaranty the same or become surety in respect thereof, and to aid, by loan, subsidy, guaranty or otherwise those issuing, selling, creating or responsible for the same.

         (d). To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, grant licenses in respect of, manufacture under, sell, assign, mortgage, pledge or otherwise dispose of any and all inventions, devices, processes and any improvements and modifications thereof, any and all letters patent of the United States or of any other

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country, state, territory or locality, and all rights connected therewith or appertaining thereto; any and all copyrights granted by the United States or any other country, state, territory or locality; and any and all trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

         (e). To hire and employ agents, servants, and employees, and to act as agent, contractor, trustee, or otherwise, either alone or in company with others.

         (f). To promote or aid in any manner, financially or otherwise, any person, firm, association, or corporation, and to guaranty contracts and other obligations.

         (g). To let concessions to other to do any of the things this corporation is empowered to do, and to enter into, make, perform, and carry out contracts and arrangements of every kind and character with any person, firm, association, or corporation, or any government or authority or subdivision or agency thereof.

         (h). To carry on any business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this corporation and to do all things specified in the general corporation laws of Ohio and to exercise all powers conferred by

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the laws of the State of Ohio on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at anytime hereafter be amended and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations, or corporations and in any part of the world.

         (i). To conduct its business in any or all of its branches so far as permitted by law, in the State of Ohio and in the other states of the United States of America, and in the territories of the United States, and in the District of Columbia and in any and all of the dependencies, colonies, or possessions of the United States of America, and in foreign countries; and for and in connection with its present business or future business enterprises.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of the corporation, and the powers and purposes stated in each clause, shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as

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to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

         FOURTH. The maximum number of shares which the corporation shall be authorized to have outstanding is One Thousand (1,000) shares, common without par value.

         FIFTH. The corporation reserves the right at any time and from time to time, substantially to change its purposes in the manner now or hereafter permitted by statute. Any change of the purposes of the corporation, authorized or approved by the holders of shares entitling them to exercise the proportion of the voting power of a corporation now or hereafter required by statute, shall be binding and conclusive upon every shareholder of the corporation as fully as if such shareholder had voted therefore; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the full cash value of his shares.

         SIXTH. The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, to determine whether any, and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders and, without action of the shareholders, to use and apply such

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surplus, or any part thereof, at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

         This corporation shall have the power and authority, upon the affirmative vote of simple majority of its Board of Directors and without action its shareholders, to purchase, hold, sell, transfer, reissue and cancel its own shares and provided, however, that shares of its own capital stock purchased and redeemed and held as Treasury Shares shall not be voted, directly or indirectly.

         SEVENTH. Every statute of the State of Ohio hereafter enacted, whereby the rights or privileges of shareholders of the corporation organized under the General Corporation Act of said state are diminished, increased or in any way affected, or whereby effect is given to any action authorized, ratified or approved by less than all the shareholders of any such corporation, shall apply to this corporation and shall be binding upon every shareholder thereof to the same extent as if such statute had been in force at the time of the filing of these Articles of Incorporation.

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         EIGHTH. In every instance that it is or at any time hereafter may be provided or permitted by the laws of Ohio, that, by provisions in these Articles of Incorporation certain powers may be conferred upon the directors of a corporation which they would not otherwise possess, or might possess only by virtue of some action by shareholders, all such powers and authority are hereby conferred upon the directors, to be exercised by the vote of a majority thereof, to the extent as provided or permitted by law, as fully as though such permissible powers were herein expressly enumerated and granted; and any such additional powers may also be conferred upon the directors by provision in the Code of Regulations.

         NINTH. A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction, contract or act of the corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of any firm of which such director or officer is a member or any corporation of which such director or officer is a shareholder, director or is in any way interested in such transaction, contract or act, provided the fact that such director, officer, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as

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shall be present at any meeting of the Board of Directors at which action upon any such contract, transaction or act shall be taken; nor shall such director or officer be accountable or responsible to the corporation for or in respect of any such transaction, contract or act of the corporation, or for any gains, contract, transaction or act, with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, officer or director, were not interested in such transaction, contract or act.

         TENTH. The minimum amount of capital with which the corporation will begin business is Five Hundred and no/100 Dollars ($500.00).

         IN WITNESS WHEREOF, we have hereunto set our hands at Canton, Ohio, this 2nd day of October, 1983.

                                                  /s/ John W. Ergazos
                                                  ------------------------------
                                                  JOHN W. ERGAZOS

                                                  /s/ Richard L. Henning
                                                  ------------------------------
                                                  RICHARD L. HENNING

                                                  /s/ Deanna M. Danner
                                                  ------------------------------
                                                  DEANNA M. DANNER

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                          ORIGINAL APPOINTMENT OF AGENT

         KNOW ALL MEN BY THESE PRESENTS, that John W. Ergazos of 552 Citizens Savings Building, Canton, Ohio 44702, Stark County, a natural person and resident of said county, being the county in which the principal office of Universal Materials, Inc. is located, is hereby appointed as the person upon whom the process, tax notices and demands against said Universal Materials, Inc. may be served.

                                                  /s/ Richard L. Henning
                                                  ------------------------------
                                                  RICHARD L. HENNING

                                                  /s/ Deanna M. Danner
                                                  ------------------------------
                                                  DEANNA M. DANNER

                                                  October 26, 1981

Universal Materials, Inc.

Canton, Ohio

Gentlemen:

         I hereby accept the appointment as the representative of your company upon whom process, tax notices or demands may be served.

                                                  /s/ John W. Ergazos
                                                  ------------------------------
                                                  JOHN W. ERGAZOS

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584327                      UNITED STATES OF AMERICA,
                                 STATE OF OHIO,
                        OFFICE OF THE SECRETARY OF STATE

I, J. Kenneth Blackwell, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 10 pages, as taken from the original record now in my official custody as Secretary of State.

[SEAL]

                                           WITNESS my hand and official seal at
                                           Columbus, Ohio, this 7th day of
                                           May A.D. 2001

                                               /s/ J. Kenneth Blackwell
                                               ---------------------------------
                                                            J. KENNETH BLACKWELL
                                                              Secretary of State

                                           By: /s/ D. Henderson
                                               ---------------------------------

NOTICE: This is an official certification only when reproduced in red ink